                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              INKTOMI CORPORATION
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             (Exact name of Registrant as specified in its charter)


            Delaware                                         94-3238130
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(State of incorporation or organization)                (IRS Employer I.D. No.)


       1900 South Norfolk Street, Suite 310, San Mateo, California 94403
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                    (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates (if
applicable):   333-50274

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
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Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, $.001 par value per share
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Item 1.  Description of Registrant Securities to be Registered
         -----------------------------------------------------

       The class of securities to be registered hereunder is Common Stock, $0.001 par value per share, of the Registrant. The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-50274), as originally filed and subsequently amended (the "S-1 Registration Statement"), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission by the Registrant on April 16, 1998, and was subsequently amended on May 1, 1998 and on May 22, 1998, is incorporated herein by reference.

Item 2.  Exhibits
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       The following exhibits are filed as a part of this registration statement:

       1.1(1)     Specimen certificate for the Registrant's Common Stock;

       2.1(2) Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect;

       2.2(3) Amended and Restated Certificate of Incorporation to be filed immediately after the closing of the offering to be made under the S-1 Registration Statement;

       2.3(4) Amended and Restated Bylaws of the Registrant, as currently in effect;

       2.4(5) Bylaws of the Registrant to be in effect after the closing of the offering to be made under the S-1 Registration Statement.

(1) Incorporated by reference to Exhibit 4.1 to the Registrant's S-1 Registration Statement.

(2) Incorporated by reference to Exhibit 3.1 to the Registrant's S-1 Registration Statement.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant's S-1 Registration Statement.

(4) Incorporated by reference to Exhibit 3.3 to the Registrant's S-1 Registration Statement.

(5) Incorporated by reference to Exhibit 3.4 to the Registrant's S-1 Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 22, 1998                 INKTOMI CORPORATION



                                    By: /s/ JERRY M. KENNELLY
                                        ---------------------
                                          Jerry M. Kennelly
                                          Vice President of Finance, Chief
                                          Financial Officer and Secretary
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                              Index to Exhibits
                              -----------------

1.1  Specimen Certificate of the Registrant's Common Stock      Incorporated
                                                                by Reference

2.1  Amended and Restated Certificate of Incorporation          Incorporated
                                                                by Reference

2.2  Amended and Restated Certificate of Incorporation to be    Incorporated
     filed immediately after the closing of the offering        by Reference

2.3  Amended and Restated Bylaws of the Registrant, as          Incorporated
     currently in effect                                        by Reference

2.4  Bylaws of the Registrant to be in effect after the         Incorporated
     closing of the offering                                    by Reference